Exhibit 3.5


                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               E-DENTIST.COM, INC.

     e-dentist.com, Inc. (the "Corporation"), a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopts this Certificate of Amendment (this "Certificate of Amendment"), which amends its Certificate of Incorporation (the "Certificate of Incorporation"), as described below, and does hereby further certify that:

     FIRST: The name of the Corporation is e-dentist.com, Inc.

     SECOND: The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the amendment to the Certificate of Incorporation as described herein, and the holders of at least a majority of the outstanding stock of the Corporation duly adopted and approved this Certificate of Amendment by vote at the Company's annual meeting, and written notice has been given, all in accordance with the provisions of Sections 242 and 228 of the DGCL.

     THIRD: The Article "FIRST" of the Corporation's Restated Certificate of Incorporation is amended to read in its entirety as follows:

     "FIRST. THE NAME OF THE CORPORATION IS EDT LEARNING, INC."

     FOURTH: This Certificate of Amendment shall be effective when filed with the Secretary of State for the State of Delaware.

     IN WITNESS WHEREOF, e-dentist.com, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be executed by Dr. James M. Powers, Jr. its President and Chief Executive Officer, on this 2nd day of August, 2001.


                                        e-dentist.com, Inc.


                                        By: /s/ JAMES M. POWERS, JR.
                                            ------------------------------------
                                            Dr. James M. Powers, Jr., President
                                            and Chief Executive Officer